Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, David G. Nance, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Introgen Therapeutics, Inc. on Form 10-K for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Introgen Therapeutics, Inc.

Date: March 17, 2008	By:	/s/ DAVID G. NANCE

	Name: Title:	David G. Nance Chief Executive Officer
     I, James W. Albrecht, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Introgen Therapeutics, Inc. on Form 10-K for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Introgen Therapeutics, Inc.

Date: March 17, 2008	By:	/s/ JAMES W. ALBRECHT, JR.

	Name: Title:	James W. Albrecht, Jr. Chief Financial Officer